UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 4, 2014)

JP Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36647	27-2504700
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

600 East Las Colinas Blvd, Suite 2000

Irving, Texas 75039
(Address of principal executive office) (Zip Code)

(972) 444-0300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, the Board of Directors of JP Energy GP II LLC (the “General Partner”), the general partner of JP Energy Partners LP (the “Partnership”), appointed Simon (Shiming) Chen, age 39, to serve as the Principal Accounting Officer in his role as Vice President, Chief Accounting Officer and Controller of the General Partner.  Patrick J. Welch will continue to serve as the Principal Financial Officer in his role as Executive Vice President and Chief Financial Officer of the General Partner.

Mr. Chen joined the Partnership as the Vice President and Controller in February 2013.  Prior to JP Energy, Mr. Chen served as the Assistant Controller from October 2010 to February 2013, and Director of Financial Reporting from July 2009 to October 2010 for Regency Energy Partners LP.  Prior to joining Regency, Mr. Chen served in various roles with the assurance and business advisory services practice in PricewaterhouseCoopers LLP from 2003 to 2009.  Mr. Chen is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Chen and any other persons pursuant to which he was selected as Vice President, Chief Accounting Officer and Controller.  There are no family relationships between Mr. Chen and the executive officers or directors of the General Partner and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JP Energy Partners LP

	By:	JP Energy GP II LLC,
its general partner

Dated: November 6, 2014	By:	/s/ J. Patrick Barley
Name: J. Patrick Barley
Title: President and Chief Executive Officer